UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 13, 2006

Date of report (Date of earliest event reported)

SEI Investments Company

(Exact name of registrant as specified in its charter)

Pennsylvania	0-10200	23-1707341
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

(Address of principal executive offices) (Zip Code)

(610) 676-1000

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On Wednesday, December 13, 2006, the Company issued a press release declaring a dividend of $.12 (twelve cents) per share. The cash dividend will be payable to shareholders of record on January 3, 2007, with a payment date of January 19, 2007. The Company also announced that the Company’s Board of Directors has approved an increase in the Company’s stock repurchase program by an additional $50 million. A copy of the press release is furnished as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 8.01 and in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of SEI Investments Company dated December 13, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEI Investments Company

Date: December 14, 2006	By:	/s/ Dennis J. McGonigle
Dennis J. McGonigle
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of SEI Investments Company dated December 13, 2006.

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